PART I -  INFORMATION SENT TO SECURITY HOLDERS

Item 1. Home Jurisdiction Documents

(a)   Not applicable.

(b)   Not applicable.

Item 2. Informational Legends

Not applicable

PART II - INFORMATION NOT REQUIRED TO BE SENT TO SECURITY HOLDERS

(1) Xstrata Capital Holdings Pty Limited, lodged a Notice (Exhibit I) pursuant to section 633(2)(b) of the Australian Corporations Act 2001 with the Australian Securities and Investments Commission on December 8, 2004, in connection with the bidder's statement dated 30 November 2004 (furnished to the Securities and Exchange Commission as an Exhibit to Form CB, filed on December 1, 2004) relating to the tender offer for the ordinary shares and the shares underlying the American Depositary Shares of WMC Resources Limited.

(2)   Not applicable.

(3)   Not applicable.

PART III - CONSENT TO SERVICE OF PROCESS

On December 1, 2004 Xstrata Capital Holdings Pty Limited filed with the Securities and Exchange Commission an Irrevocable Consent and Power of Attorney on Form F-X.

PART IV - SIGNATURES

After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


           By:  /s/ Benny Levene
                -----------------------
                      (Signature)


          Name: Benny Levene (Director)
                -----------------------
                   (Name and Title)


          Date: December 9, 2004